Exhibit 99.1

LPL Financial Holdings Inc. Announces Termination of President and CEO Dan H. Arnold

Board of Directors Names Chief Growth Officer Rich Steinmeier as Interim CEO

SAN DIEGO, California – October 1, 2024 – LPL Financial Holdings Inc. (Nasdaq: LPLA) today announced that the Board of Directors has terminated the company’s President and Chief Executive Officer, Dan H. Arnold, effective immediately, for violating LPL’s commitment to a respectful workplace. He has also resigned from the Board.

The Board has appointed Rich Steinmeier, currently the company’s Managing Director, Chief Growth Officer, as Interim CEO, also effective immediately.

The Board terminated Mr. Arnold for cause on the recommendation of a special committee of Directors in the course of an investigation by an outside law firm, which found he made statements to employees that violated LPL’s Code of Conduct.

“LPL’s Code of Conduct requires every employee, no matter their title, to foster a supportive and professional workplace and show respect to each other, our stakeholders and the broader community,” said James Putnam, Chair of the Board of Directors. “Mr. Arnold failed to meet these obligations.”

“The Board has every confidence in Rich and LPL’s seasoned management team to ensure a smooth and stable transition. As one of the industry’s largest and fastest growing wealth management firms, LPL’s sole focus remains on ensuring its clients have everything they need to support their continued success. The company has significant momentum in the marketplace and its business model and financial strength position it well to continue creating long-term value for clients, employees and shareholders.”

Mr. Steinmeier , 50, has been LPL Financial’s Managing Director, Chief Growth Officer since May 2024 and served as Divisional President, Business Strategy and Growth from August 2018 to April 2024. As Chief Growth Officer, he has led teams responsible for shaping corporate and business line strategy, recruiting new financial advisors and institutions, leading the field management of LPL employee advisors, creating and deploying capital solutions to LPL clients, and leading the marketing and communications functions.

Prior to LPL, Mr. Steinmeier held senior leadership roles at UBS Financial and Merrill Lynch as well as working as a consultant for McKinsey & Company. Mr. Steinmeier earned a B.S. in economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Stanford University.

About LPL Financial

LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for advisors and institutions, and not the other way around. Today, LPL is a leader in the markets we serve, serving more than 23,000 financial advisors, including advisors at approximately 1,000 institutions and at approximately 580 registered investment advisor firms nationwide. We are steadfast in our commitment to the advisor-mediated model and the belief that Americans deserve access to personalized guidance from a financial professional. At LPL, independence means that advisors and institution leaders have the freedom they deserve to choose the business model, services and technology resources that allow them to run a thriving business. They have the flexibility to do business their way. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors and institutions, so they can take care of their clients.

Securities and Advisory services offered through LPL Financial LLC (“LPL Financial”), a registered investment advisor. Member FINRA/SIPC. LPL Financial and its affiliated companies provide financial services only from the United States.

Throughout this communication, the terms “financial advisors” and “advisors” are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial.

We routinely disclose information that may be important to shareholders in the “Investor Relations” or “Press Releases” section of our website.

Media Contact

Jen Roche

jen.roche@lplfinancial.com